Exhibit 99.1

Dean Foods Announces Distribution Ratios for Spin-Off of The WhiteWave Foods Company

Dallas, May 20, 2013 – Dean Foods Company (“Dean Foods”) (NYSE: DF) announced today that it has determined the final distribution ratios relating to its previously announced distribution of an aggregate of 47,686,000 shares of Class A common stock and 67,914,000 shares of Class B common stock of The WhiteWave Foods Company (“WhiteWave”) (NYSE: WWAV) on May 23, 2013, the distribution date, as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on the record date of May 17, 2013.

Based on the shares of Dean Foods common stock outstanding as of May 17, 2013, the record date for the distribution, each share of Dean Foods common stock will receive 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock in the distribution.

Fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock will not be distributed to Dean Foods stockholders. Instead, the fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Dean Foods stockholders who would otherwise receive WhiteWave fractional shares. The spin-off has been structured to qualify as a tax-free distribution to Dean Foods stockholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Dean Foods stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

WhiteWave Class A common stock currently trades on the NYSE under the symbol “WWAV”. Following the distribution date, WhiteWave Class B common stock will trade on the NYSE under the symbol “WWAV.B”.

The distribution of shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be made in book entry form, and no physical share certificates of WhiteWave will be issued. An information statement describing the distribution will be mailed to Dean Foods stockholders. Dean Foods stockholders will not be required to pay cash or other consideration for the shares of WhiteWave Class A common stock and WhiteWave Class B common stock to be distributed to them or to surrender or exchange their shares of Dean Foods common stock to receive the distribution.

When the distribution is complete, Dean Foods will continue to own 34,400,000 shares of WhiteWave Class A common stock but will no longer own a controlling interest. Dean Foods expects to dispose of its retained shares of WhiteWave Class A common stock within 18 months of the distribution in one or more tax-free transactions.

About Dean Foods

Dean Foods is a leading food and beverage company in the United States. Dean Foods is the nation’s largest processor and direct-to-store distributor of fluid milk marketed under more than 50 local and regional dairy brands and private labels. The Ongoing Dean Foods segment also distributes ice cream, cultured products, juices, teas, bottled water and other products. Dean

Foods also holds a majority interest in The WhiteWave Foods Company, which produces and sells an array of nationally and internationally branded plant-based foods and beverages, coffee creamers and beverages, and premium dairy products. WhiteWave brands—including Silk®, Horizon Organic®, International Delight®, and LAND O LAKES®—are category leaders and consumer favorites. Alpro is the pan-European leader in branded soy food and beverage products with the Alpro® soya and Provamel® brands. For more information about Dean Foods, visit www.deanfoods.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the spin-off and other dispositions of Dean Foods’ remaining ownership interest in The WhiteWave Foods Company. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The disposition of Dean Foods’ remaining ownership interest in WhiteWave in one or more tax-free dispositions after the spin-off would be subject to various conditions, including the receipt of any necessary regulatory or other approvals, the existence of satisfactory market conditions, and Dean Foods’ maintenance of the private letter ruling from the Internal Revenue Service. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of Dean Foods’ most recent Annual Report on Form 10-K filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. Dean Foods expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438